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                                                                    EXHIBIT 16.1

                     [LETTERHEAD OF LEVITZ ZACKS & CICERIC]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

August 8, 2002

Dear Sir or Madam:

         We have read Item 4 of Form 8-K dated August 8, 2002, of MicroIslet, Inc. and are in agreement with the statements contained in subsection (a) therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,
LEVITZ ZACKS & CICERIC
CERTIFIED PUBLIC ACCOUNTANTS

/s/ LEVITZ ZACKS & CICERIC